NEWS RELEASE



FOR RELEASE IMMEDIATELY                      CONTACT:
May 13, 2005                                 David C. Cole
                                             808/877-3893
                                             808/871-0953 FAX



      MAUI LAND & PINEAPPLE COMPANY, INC. DIRECTOR RESIGNS



     Kahului, Hawaii, May 13. Maui Land & Pineapple Company, Inc. (AMEX: MLP) announced today that Richard H. Cameron has tendered his resignation as a director of ML&P, effective immediately, citing personal and family reasons. Mr. Cameron has been a director of ML&P since 1984.

     "Richard has been instrumental in moving ML&P forward over the last year and a half," said David C. Cole, Chairman, President & CEO. "His practical business outlook and his knowledge and background of this company and the Maui community will be very much missed."

     Maui Land & Pineapple Company, Inc. conducts agricultural, resort and development operations on the island of Maui.

                      #    #    #    #    #